As filed with the Securities and Exchange Commission on May 14, 2024
Registration No. 333-278066

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Merck & Co., Inc.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-1918501 (IRS Employer Identification Number)
126 East Lincoln Avenue
Rahway, New Jersey 07065
(908) 740-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MSD Netherlands Capital B.V.
(Exact name of registrant as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	98-1788174 (IRS Employer Identification Number)
Waarderweg 39
2031 BN Haarlem, the Netherlands
+31 23 5153 153
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer Zachary, Esq.
Executive Vice President and General Counsel
Merck & Co., Inc.
126 East Lincoln Avenue
Rahway, New Jersey 07065
(908) 740-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Daniel J. Bursky
Andrew B. Barkan
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-278066) (the “Registration Statement”) of Merck & Co., Inc. is being filed for the following purposes:
•to add MSD Netherlands Capital B.V., a wholly-owned subsidiary of Merck & Co., Inc., as a co-registrant on the Registration Statement;
•to add the offering of debt securities of MSD Netherlands Capital B.V., which will be fully and unconditionally guaranteed by Merck & Co., Inc.; and
•to amend and update the prospectus which forms a part of the Registration Statement.
The Registration Statement was originally filed on March 19, 2024. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS
Merck & Co., Inc., Rahway, N.J., USA
Debt Securities
Guarantees
MSD Netherlands Capital B.V.
Debt Securities

Merck & Co., Inc., Rahway, N.J., USA (“Parent”) may from time to time issue debt securities in one or more offerings pursuant to this prospectus. MSD Netherlands Capital B.V., a wholly-owned subsidiary of Parent (“MSD Netherlands”), may from time to time issue debt securities in one or more offerings pursuant to this prospectus, which will be fully and unconditionally guaranteed by Parent. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents incorporated by reference in this prospectus and any accompanying prospectus supplement before you make your investment decision.
Parent or MSD Netherlands, as applicable, may sell these securities to or through underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of the debt securities, including whether such debt securities of Parent will be guaranteed, and the specific manner in which they may be offered, including the names of any underwriters or agents, will be described in a supplement to this prospectus.
Investing in these securities involves risks. You should carefully consider all of the information set forth in this prospectus, including under “Risk Factors” on page 3 of this prospectus, and in any prospectus supplement or documents incorporated by reference in this prospectus or any prospectus supplement before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that the Company and MSD Netherlands filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf process, Parent and MSD Netherlands may, from time to time, sell any combination of the debt securities and guarantees described in this prospectus in one or more offerings. No limit exists on the aggregate amount of debt securities Parent and MSD Netherlands may sell pursuant to the registration statement.
This prospectus provides you with a general description of the debt securities Parent or MSD Netherlands may offer. Certain portions of the registration statement and the exhibits thereto have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to us and the debt securities offered hereby. A copy of the registration statement may be inspected or obtained from Parent at the telephone number and address set forth in “Incorporation of Certain Documents by Reference” below. Each time Parent or MSD Netherlands sells securities pursuant to this prospectus, Parent or MSD Netherlands, as applicable, will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the debt securities and any guarantees offered. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement to this prospectus, any documents incorporated by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. Parent and MSD Netherlands have not authorized any other person to provide you any information other than that contained or incorporated by reference in this prospectus. Parent and MSD Netherlands take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. Parent and MSD Netherlands are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
Neither the delivery of this prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of Parent since the date hereof. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents incorporated by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise stated or the context so requires, references in this prospectus to (i) “the Company,” “we,” “us” and “our” are to Merck & Co., Inc., Rahway, N.J., USA and its consolidated subsidiaries, including MSD Netherlands, (ii) “Parent” are to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries and (iii) “MSD Netherlands” are to MSD Netherlands Capital B.V.

MERCK & CO., INC., RAHWAY, N.J., USA
We are a global health care company that delivers innovative health solutions through our prescription medicines, including biologic therapies, vaccines and animal health products. Our operations are principally managed on a product basis and include two operating segments, Pharmaceutical and Animal Health, both of which are reportable segments.
The Pharmaceutical segment includes human health pharmaceutical and vaccine products. Human health pharmaceutical products consist of therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders. We sell these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. Human health vaccine products consist of preventive pediatric, adolescent and adult vaccines. We sell these human health vaccines primarily to physicians, wholesalers, distributors and government entities.
The Animal Health segment discovers, develops, manufactures and markets a wide range of veterinary pharmaceutical and vaccine products, as well as health management solutions and services, for the prevention, treatment and control of disease in all major livestock and companion animal species. We also offer an extensive suite of digitally connected identification, traceability and monitoring products. We sell our products to veterinarians, distributors, animal producers, farmers and pet owners.
On June 2, 2021, we completed the spin-off (the “Spin-Off”) of products from our women’s health, biosimilars and established brands businesses into a new, independent, publicly traded company named Organon & Co. (“Organon”) through a distribution of Organon’s publicly traded stock to our shareholders. The established brands included in the transaction consisted of dermatology, non-opioid pain management, respiratory, select cardiovascular products, as well as the rest of our diversified brands franchise.
All product or service marks appearing in type form different from that of the surrounding text are trademarks or service marks owned, licensed to, promoted or distributed by Merck & Co., Inc., Rahway, N.J., USA, its subsidiaries or affiliates, except as noted. All other trademarks or services marks are those of their respective owners.
Parent was incorporated in the State of New Jersey and maintains our principal offices in Rahway, New Jersey. Our address is 126 East Lincoln Avenue, Rahway, New Jersey 07065, and our telephone number is (908) 740-4000. We have a website that is located at www.msd.com. Information available on, or accessible through, our website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.
MSD NETHERLANDS CAPITAL B.V.
MSD Netherlands was incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Haarlem, the Netherlands and its registered office is located at Waarderweg 39, 2031 BN Haarlem, the Netherlands. MSD Netherlands is registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 93598734. MSD Netherlands is a wholly-owned finance subsidiary of Parent and has no assets or operations other than as related to the issuance, administration and repayment of any debt securities that MSD Netherlands may issue from time to time that will be fully and unconditionally guaranteed by Parent. MSD Netherlands’ telephone number is +31 23 5153 153.

RISK FACTORS
Before deciding to invest in Parent’s or MSD Netherlands’ securities, you should carefully consider the risk factors and forward-looking statements described in Item 1A of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 (which is incorporated by reference herein). In addition, you should carefully consider information in any accompanying prospectus supplement or any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in Parent’s or MSD Netherlands’ securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any documents incorporated by reference herein or therein and oral statements made from time to time by us may contain so-called “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially from those set forth in the statements. One can identify these forward-looking statements by their use of words such as “anticipates,” “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning, or negative variations of any of the foregoing. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results, product approvals, product potential, development programs, environmental or other sustainability initiatives. One must carefully consider any such statement and should understand that many factors could cause actual results to differ materially from our forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Parent and MSD Netherlands do not assume the obligation to update any forward-looking statement. Parent and MSD Netherlands caution you not to place undue reliance on these forward-looking statements. One should carefully evaluate such statements in light of factors, including risk factors, described under “Risk Factors” above and in the documents incorporated herein by reference in which are discussed in more detail various important factors that could cause actual results to differ from expected or historic results. One should understand that it is not possible to predict or identify all such factors. Consequently, one should not consider any such list to be a complete statement of all potential risks or uncertainties.
USE OF PROCEEDS
Unless otherwise indicated in the accompanying prospectus supplement, we will use the net proceeds from the sale of any debt securities by Parent or MSD Netherlands for general corporate purposes, including the reduction of short-term debt. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES PARENT MAY OFFER
General
In this section, “we,” “our” and “us” refer to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries. “You” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the information under the caption “Legal Ownership and Book-Entry Issuance.”
The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.
As required by federal law for all bonds and notes that are publicly offered, a document called the indenture governs the debt securities. The indenture is a contract, dated as of January 6, 2010, which we may amend in the future, between us and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Defaults and Remedies—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, registering transfers of your debt securities to a new buyer if you sell and sending you notices.
The indenture and its associated documents contain the full legal text of the matters described in this section. New York law governs the indenture and governs the debt securities. The indenture is an exhibit to our registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.
We may issue as many distinct series of debt securities under the indenture as we wish. A series of debt securities may be guaranteed by one or more of our subsidiaries. There is no limit on the amount of debt securities we may issue under the indenture and the provisions of the indenture allow us to issue debt securities with terms different from those previously issued under the indenture. Also, we may “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.
This section summarizes all the material terms of the debt securities that are common to all series unless otherwise indicated in the prospectus supplement relating to a particular series. Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture. We describe the meaning for only some of the important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, we incorporate by reference those sections or defined terms here or in the prospectus supplement.
We may issue the debt securities as original issue discount securities, which we would offer and sell at a substantial discount below their stated principal amount. (section 101) A prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. We may also issue the debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.
In addition, we will describe the material specific financial, legal and other terms particular to debt securities of each series in a prospectus supplement relating to debt securities of that series. A prospectus supplement relating to debt securities of a series will describe the following terms of the debt securities:
•the title of the debt securities of the series;

•whether our obligations under the debt securities of the series will be guaranteed;
•any limit on the total principal amount of the debt securities of the series;
•the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•the date or dates on which the debt securities of the series are scheduled to mature;
•any rate or rates, which may be fixed or variable, per annum at which the debt securities of the series will bear interest, if any, and the date or dates from which any interest will accrue;
•the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive each interest payment;
•the place or places where the principal and any premium and interest will be payable;
•any date after which, or any period or periods within which, and the price or prices at which, we will have the option to redeem the debt securities of the series, and the other detailed terms and provisions of any optional redemption right;
•any obligation we will have to redeem the debt securities of the series under a sinking fund or analogous provision or to redeem your debt securities at your option and the period or periods during which, the price or prices at which and the other specific terms under which, we would be obligated to redeem the debt securities of the series under any obligation of this kind;
•if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which we will issue the debt securities of the series;
•if other than United States dollars, the currency of payment of the principal and any premium and interest on the debt securities of the series;
•any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;
•if we or you have a right to choose the currency, currency units or composite currencies in which payments on any of the debt securities of the series will be made, the currencies, currency units or composite currencies that we or you may elect, when we or you may make the election and the other specific terms of the right to make an election of this kind;
•if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon the declaration of acceleration of the maturity of the debt securities of the series;
•the applicability of the provisions described under “—Defeasance”;
•if we will issue the debt securities of the series in whole or in part in the form of global securities as described below under “Legal Ownership and Book-Entry Issuance—Global Securities,” the name of the depository for the debt securities of the series and the circumstances under which the trustee may terminate the global securities and register separate debt securities in the names of persons other than the depository or its nominee if other than those circumstances described under “Legal Ownership and Book-Entry Issuance—Global Securities—Special Situations When a Global Security will be Terminated”; and
•any other special terms of the debt securities of the series that are not inconsistent with the provisions of the indenture. (section 301)
We will attach the prospectus supplement relating to the debt securities of the series to the front of this prospectus.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that we issue any other debt securities under the indenture described herein. Thus, we may issue any other debt securities under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.
Without limiting the foregoing, we and the trustee may enter into one or more supplemental indentures with one or more of our subsidiaries providing for a full and unconditional guarantee by such subsidiaries of the payment of principal of, premium, if any, and interest on and “additional amounts” with respect to these debt securities when due, whether at maturity or otherwise. The debt securities described herein will be effectively subordinated to any secured debt we or our subsidiaries incur to the extent of the value of such security. The debt securities will also be structurally subordinated to all indebtedness of our subsidiaries which are not guarantors of the debt securities.
Overview of Remainder of this Section
The remainder of this section summarizes:
•Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.
•Your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities.
•Restrictive covenants contained in the indenture which specify particular business actions that we promise not to take. Particular debt securities of a series may have additional restrictive covenants.
•Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called defeasance.
•Your rights if we default or experience other financial difficulties.
•Our relationship with the trustee.
Additional Mechanics
Form, Exchange and Registration of Transfer
We will issue the debt securities:
•only in fully registered form;
•without interest coupons; and
•unless otherwise indicated in the prospectus supplement, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. (section 302)
You may have your debt securities broken into more debt securities of smaller denominations of not less than $2,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (section 305) This is called an exchange.
You may exchange or register a transfer of debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and registering transfers of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers. (section 305) You may also replace lost, stolen or mutilated debt securities at that office. (section 306) The trustee’s agent may require an indemnity before replacing any debt securities.
You will not be required to pay a service charge to register a transfer of debt securities or to exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The security registrar will make the registration of transfer or exchange only if it is satisfied with your proof of ownership. (section 305)
If we have designated additional trustees, they are named in the prospectus supplement. We may cancel the designation of any particular trustee. We may also approve a change in the office through which any trustee acts. (section 1002)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the issuance of, registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (section 305)
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and tenor.
Payment and Paying Agents
We will pay interest to you on each date interest is due if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement. (section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date.
Unless otherwise stated in the prospectus supplement, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. (section 1002) That office is currently located at 100 Wall Street, 6th floor, New York, New York 10005. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular debt securities of the series. (section 1002)
Notices
We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records. (section 106)
All paying agents must return to us upon our request all money paid by us that remains unclaimed two years after the amount is due to direct holders. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (section 1003)
Special Situations
Mergers and Similar Events
We may consolidate or merge with another company or firm. We may also convey, transfer or lease all of our properties and assets substantially as an entirety to another firm, or buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless the following conditions, among others, are met:
•We are the surviving entity or, when we merge out of existence or convey, transfer or lease all of our properties and assets substantially as an entirety, the other firm must be a corporation, limited liability company, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under Federal law and it must agree to be legally responsible for the debt securities.
•The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default, as described under “—Default and Remedies—Events of Default—What is an Event of Default,” that has occurred and not been cured. A default for this purpose would also include the occurrence of any event that would be an event of default if we received the required notice of our default or if under the indenture the default would become an event of default after existing for a specific period of time.
•It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights, as discussed under “—Restrictive Covenants.” If a merger or other transaction would create any liens on any of our property, we must comply with those restrictive covenants. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenants to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities on the same property that we own. (section 801)
If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease all of our properties and assets substantially as an entirety. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we convey, transfer or lease less than all of our properties and assets substantially as an entirety. It is possible that these other types of transactions may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. However, you will have no approval right with respect to any transaction of this type.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:
•change the payment due date of any installment of the principal or any premium or interest on a debt security stated in the debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security following a default;
•change the place or currency of payment on a debt security;
•impair your right to sue for payment;
•reduce the percentage of debt securities the holders of which must consent to modify or amend the indenture;

•reduce the percentage of debt securities the holders of which must consent to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•modify any other aspect of the provisions dealing with modification and waiver of the indenture except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby. (section 902)
Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by direct holders owning not less than a majority of the principal amount of the debt securities of the particular series affected. (section 902) Most changes fall into this category, such as if we wish to obtain a waiver of all or part of the restrictive covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (section 513)
Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to the addition or release of a guarantee, corrections and clarifications and other changes that would not adversely affect holders of the debt securities. (section 901)
Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.
•For debt securities for which the principal amount is undetermined because, for example, it is based on an index, we will use a special rule for that series of debt security that we will describe in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding and therefore will not carry voting rights if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance.” (section 1302)
We may set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture. (section 104) In some circumstances, the trustee may set a record date for action by direct holders.
Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Restrictive Covenants
In the following description of restrictive covenants, we use several specialized terms without explaining the meaning when we use the terms. We define these terms, which appear in bold, italicized type without quotation marks the first time they appear, in “—Definitions Relating to our Restrictive Covenants” at the end of this subsection.
Restrictions on Secured Debt. Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. Debt which is protected by these preferential rights is called secured debt. In the indenture, we promise that neither we nor our domestic subsidiaries will incur any new secured debt that is secured by a lien on any of our or our domestic subsidiaries’ principal domestic manufacturing properties, or on any shares of stock of any of our domestic subsidiaries that own or lease a principal domestic manufacturing property, unless we grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.
We do not need to comply with this restriction if the amount of all debt that would be secured by liens on principal domestic manufacturing properties, including the new debt and all attributable debt that results from a sale and leaseback transaction involving principal domestic manufacturing properties, is less than 10% of our consolidated net tangible assets.
This restriction on secured debt does not apply to debt secured by certain types of liens, and we can disregard this secured debt when we calculate the limits imposed by this restriction. These types of liens are:
•liens on the property of any of our domestic subsidiaries, or on their shares of stock, if those liens existed at the time the corporation became our domestic subsidiary;
•with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;
•liens in favor of us or our domestic subsidiaries;
•liens in favor of U.S. governmental bodies that we granted in order to assure our payments to such bodies that we owe by law or because of a contract we entered into;
•liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for, or services rendered to, customers in the ordinary course of business not exceeding the amount of those payments;
•statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and other liens of a similar nature;
•liens on property or shares of stock that existed at the time we acquired them, including property we may acquire through a merger or similar transaction, or that we granted in order to purchase the property, which are sometimes called purchase money mortgages; and
•debt secured by liens that extend, renew or replace any of these types of liens.
We and our subsidiaries may have as much unsecured debt as we may choose. (section 1006)
Restrictions on Sales and Leasebacks. We promise that neither we nor any of our domestic subsidiaries will enter into any sale and leaseback transaction involving a principal domestic manufacturing property, unless we comply with this restrictive covenant. A sale and leaseback transaction generally is an arrangement between us or a domestic subsidiary and a bank, insurance company or other lender or investor where we or the domestic subsidiary sell a property to a lender or investor more than 120 days after the acquisition of the property or the completion of construction of the property and the beginning of its full operation and we or any domestic subsidiary lease the property back from the lender.
We can comply with this restrictive covenant in either of two ways:
•First, we will be in compliance if we or our domestic subsidiary could grant a lien on the principal domestic manufacturing property in an amount equal to the attributable debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on secured debt described above.
•Second, we can comply if we retire an amount of our or any domestic subsidiary’s funded debt which is not subordinated in right of payment to any outstanding debt securities, within 120 days of the transaction, equal to the greater of the net proceeds of the sale of the principal domestic manufacturing property that we or any domestic subsidiary lease in the transaction or the fair market value of that property, subject to credits for voluntary retirements of debt securities and funded debt we or the domestic subsidiary may make.
This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between us and one of our domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less. (section 1007)
Definitions Relating to our Restrictive Covenants. Following are summaries of the meanings of the terms that are important in understanding the restrictive covenants previously described:
•“Attributable debt” means the total net amount of rent, discounted at 1% per annum over the weighted average yield to maturity of the outstanding debt securities compounded semi-annually, that is required to be paid during the remaining term of any lease.
•“Consolidated net tangible assets” is the total amount of assets, less reserves and certain other permitted deductible items, after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as such amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.
•A “domestic subsidiary” means any of our subsidiaries which transacts substantially all of its business in the United States, has substantially all of its fixed assets located in the United States, or owns or leases any principal domestic manufacturing property. However, a subsidiary whose principal business is financing our operations outside of the United States is not a domestic subsidiary. A subsidiary is a corporation in which we and/or one or more of our other subsidiaries owns at least 50% of the voting stock (generally defined as stock that ordinarily permits its owners to vote for the election of directors).
•“Funded debt” means all debt for borrowed money that either has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.
•A “principal domestic manufacturing property” is any building or other structure or facility, and the land on which it sits and its associated fixtures, that we use primarily for manufacturing, processing or warehousing, that is located in the United States and that has a gross book value in excess of 1% of our consolidated net tangible assets, other than a building, structure or other facility that our board of directors has determined is not of material importance to the total business that we and our subsidiaries conduct or a building or structure which is financed by obligations issued by a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest of which is excludable from gross income of the holders under provisions of the tax code.
Defeasance
The following discussion of full defeasance and covenant defeasance will be applicable to your debt securities only if we choose to have those provisions apply to securities of that series. If we do so choose, we will state that in the prospectus supplement. (section 1301)
Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series if we put in place other arrangements for you to be repaid. This is called full defeasance. In order to achieve full defeasance, we must do the following, among other things:
•We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.
•We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. (sections 1302 and 1304)
Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance of the debt securities of a series, we must do the following:
•We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.
If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:
•Our promises regarding conduct of our business previously described under “—Restrictive Covenants,” and any other covenants applicable to the debt securities of the series and described in the prospectus supplement.
•Restrictions regarding mergers or similar transactions, as described under “—Special Situations—Mergers and Similar Events.”
•The events of default relating to mergers or similar transactions, either of the restrictive covenants described under “—Restrictive Covenants” and any other event of default applicable to the debt securities of the series and described in the prospectus supplement as subject to defeasance.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred, such as our bankruptcy, and the debt securities become immediately due and payable, there may be such a shortfall in the trust deposit. (sections 1303 and 1304)
Default and Remedies—Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is an Event of Default?
The term event of default with respect to your series of debt securities means any of the following:
•We do not pay the principal or any premium on a debt security of your series on its due date.
•We do not pay interest on a debt security of your series within 30 days of its due date.

•We do not deposit money into a separate custodial account known as a sinking fund when such deposit is due, if we agreed to maintain a sinking fund for your debt securities and other debt securities of the same series.
•We remain in breach of either of the restrictive covenants described under “—Restrictive Covenants” or any other covenant or warranty in the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series.
•We file for bankruptcy or other specific events of bankruptcy, insolvency or reorganization occur.
•Any other event of default described in the prospectus supplement occurs. (section 501)
Remedies if an Event of Default Occurs.
If an event of default has occurred and has not been cured, the trustee or the direct holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration. The direct holders of at least a majority in principal amount of the debt securities of the affected series may cancel a declaration of acceleration of maturity. (section 502)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the direct holders offer the trustee reasonable protection, called an indemnity, against costs, expenses and liability. (section 603) If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture. (section 512)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give the trustee written notice that an event of default has occurred and remains uncured.
•The direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost, expenses and other liabilities of taking that action.
•The trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice.
•The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (section 507)
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (section 508)
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We will furnish to the trustee every year a written statement of our principal executive, financial or accounting officer certifying that to the best of such signer’s knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (section 1004)

Our Relationship with the Trustee
U.S. Bank Trust National Association is the trustee under the indenture. The trustee performs services for us and our affiliates in the ordinary course of business.

DESCRIPTION OF DEBT SECURITIES MSD NETHERLANDS MAY OFFER
General
In this section, references to (i) the “Issuer,” “we,” “our” and “us” are to MSD Netherlands Capital B.V., and (ii) “Parent” are to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries. “You” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the information under the caption “Legal Ownership and Book-Entry Issuance.”
The debt securities are not secured by any of our or Parent’s property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The guarantees are not subordinated to any of Parent’s other debt obligations and therefore they rank equally with all of Parent’s other unsecured and unsubordinated indebtedness.
As required by federal law for all bonds and notes that are publicly offered, a document called the indenture will govern the debt securities. The indenture will be a contract, which we may amend in the future, between us, Parent and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us and Parent if we or Parent default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Defaults and Remedies—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, registering transfers of your debt securities to a new buyer if you sell and sending you notices.
The indenture and its associated documents will contain the full legal text of the matters described in this section. New York law will govern the indenture and the debt securities. The indenture is an exhibit to our registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.
The indenture will provide that the Issuer will appoint Parent as agent for service of process in any suit, action or proceeding with respect to the indenture, the notes or the Parent guarantee brought in any federal or state court located in the Borough of Manhattan in the City, County and State of New York and the Issuer and Parent will submit to jurisdiction.
We are a wholly-owned finance subsidiary of Parent and have no assets or operations other than as related to the issuance, administration and repayment of any debt securities that we may issue from time to time that will be fully and unconditionally guaranteed by Parent. Parent will unconditionally and irrevocably guarantee, on an unsecured senior basis, the payment of all of our obligations under each series of debt securities offered hereunder and all other amounts owed under the indenture pursuant to a guarantee to be included in the indenture. If we default in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, Parent shall be required promptly and fully to make such payment.
We may issue as many distinct series of debt securities under the indenture as we wish. There is no limit on the amount of debt securities we may issue under the indenture and the provisions of the indenture allow us to issue debt securities with terms different from those previously issued under the indenture. Also, we may “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.
This section summarizes all the material terms of the debt securities that are common to all series unless otherwise indicated in the prospectus supplement relating to a particular series. Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture. We describe the meaning for only some of the important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, we incorporate by reference those sections or defined terms here or in the prospectus supplement.
We may issue the debt securities as original issue discount securities, which we would offer and sell at a substantial discount below their stated principal amount. (section 101) A prospectus supplement relating to original issue discount securities will describe the relevant tax consequences and any other special considerations applicable to them. We may also issue the debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional relevant tax consequences or other special considerations applicable to these types of debt securities.
In addition, we will describe the material specific financial, legal and other terms particular to debt securities of each series in a prospectus supplement relating to debt securities of that series. A prospectus supplement relating to debt securities of a series will describe the following terms of the debt securities:
•the title of the debt securities of the series;
•any limit on the total principal amount of the debt securities of the series;
•the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•the date or dates on which the debt securities of the series are scheduled to mature;
•any rate or rates, which may be fixed or variable, per annum at which the debt securities of the series will bear interest, if any, and the date or dates from which any interest will accrue, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;
•the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive each interest payment;
•the place or places where the principal and any premium and interest will be payable;
•any date after which, or any period or periods within which, and the price or prices at which, we will have the option to redeem the debt securities of the series, and the other detailed terms and provisions of any optional redemption right;
•any obligation we will have to redeem the debt securities of the series under a sinking fund or analogous provision or to redeem your debt securities at your option and the period or periods during which, the price or prices at which and the other specific terms under which, we would be obligated to redeem the debt securities of the series under any obligation of this kind;
•if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which we will issue the debt securities of the series;
•if other than United States dollars, the currency of payment of the principal and any premium and interest on the debt securities of the series;
•any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;
•if we or you have a right to choose the currency, currency units or composite currencies in which payments on any of the debt securities of the series will be made, the currencies, currency units or composite currencies that we or you may elect, when we or you may make the election and the other specific terms of the right to make an election of this kind;

•if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon the declaration of acceleration of the maturity of the debt securities of the series;
•the applicability of the provisions described under “—Defeasance”;
•if we will issue the debt securities of the series in whole or in part in the form of global securities as described below under “Legal Ownership and Book-Entry Issuance—Global Securities,” the name of the depository for the debt securities of the series and the circumstances under which the trustee may terminate the global securities and register separate debt securities in the names of persons other than the depository or its nominee if other than those circumstances described under “Legal Ownership and Book-Entry Issuance—Global Securities—Special Situations When a Global Security will be Terminated”; and
•any other special terms of the debt securities of the series that are not inconsistent with the provisions of the indenture. (section 301)
We will attach the prospectus supplement relating to the debt securities of the series to the front of this prospectus.
We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that we issue any other debt securities under the indenture described herein. Thus, we may issue any other debt securities under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.
Without limiting the foregoing, we and the trustee may enter into one or more supplemental indentures with one or more of Parent’s direct or indirect subsidiaries providing for a full and unconditional guarantee by such subsidiaries of the payment of principal of, premium, if any, and interest on and “additional amounts” with respect to these debt securities when due, whether at maturity or otherwise. The debt securities described herein and Parent’s and any other guarantor’s guarantees thereof will be effectively subordinated to any secured debt we incur or to any secured debt Parent or such other guarantor incurs to the extent of the value of such security. The debt securities and Parent’s or any other guarantor’s guarantees thereof will also be structurally subordinated to all indebtedness of Parent’s or such other guarantor’s subsidiaries that are not obligors of the debt securities.
Overview of Remainder of this Section
The remainder of this section summarizes:
•Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.
•Your rights under several special situations, such as if we or Parent merge with another company or if we want to change a term of the debt securities.
•Restrictive covenants contained in the indenture which specify particular business actions that Parent promises not to take. Particular debt securities of a series may have additional restrictive covenants.
•Our right to release ourselves and Parent from all or some of our and Parent’s obligations under the debt securities and the indenture by a process called defeasance.
•Your rights if we or Parent default or experience other financial difficulties.
•Our relationship with the trustee.

Additional Mechanics
Form, Exchange and Registration of Transfer
We will issue the debt securities:
•only in fully registered form;
•without interest coupons; and
•unless otherwise indicated in the prospectus supplement, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. (section 302)
You may have your debt securities broken into more debt securities of smaller denominations of not less than $2,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (section 305) This is called an exchange.
You may exchange or register a transfer of debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and registering transfers of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers. (section 305) You may also replace lost, stolen or mutilated debt securities at that office. (section 306) The trustee’s agent may require an indemnity before replacing any debt securities.
You will not be required to pay a service charge to register a transfer of debt securities or to exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The security registrar will make the registration of transfer or exchange only if it is satisfied with your proof of ownership. (section 305)
If we have designated additional trustees, they are named in the prospectus supplement. We may cancel the designation of any particular trustee. We may also approve a change in the office through which any trustee acts. (section 1002)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the issuance of, registration of transfer or exchange of debt securities during the period beginning 15 days before the day we transmit the notice of redemption and ending on the day of that transmission, in order to freeze the list of holders to prepare the transmission. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (section 305)
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and tenor.
Payment and Paying Agents
We will pay interest to you on each date interest is due if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement. (section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date.
Unless otherwise stated in the prospectus supplement, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. (section 1002) That office is currently located at 100 Wall Street, 6th floor, New York, New York 10005. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular debt securities of the series. (section 1002)
Notices
We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records. (section 106)
All paying agents must return to us upon our request all money paid by us that remains unclaimed two years after the amount is due to direct holders. After that two-year period, you may look only to us or Parent for payment and not to the trustee, any other paying agent or anyone else. (section 1003)
Special Situations
Mergers and Similar Events
We or Parent may consolidate or merge with another company or firm. We or Parent may also convey, transfer or lease all of our or Parent’s properties and assets substantially as an entirety to another firm, or buy or lease substantially all of the assets of another firm. However, we and Parent may not take any of these actions unless the following conditions, among others, are met:
•In the case of the Issuer, we are the surviving entity or, when we merge out of existence or convey, transfer or lease all of our properties and assets substantially as an entirety, the other firm must be Parent or a corporation, limited liability company, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under Federal law or under the laws of Switzerland, the United Kingdom, The Netherlands or any other member state of the European Union as of the date of the indenture and it must agree to be legally responsible for the debt securities.
•In the case of Parent, Parent is the surviving entity or, when Parent merges out of existence or conveys, transfers or leases all of its properties and assets substantially as an entirety, the other firm must be a corporation, limited liability company, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under Federal law and it must agree to be legally responsible for the guarantees of the debt securities.
•The merger, sale of assets or other transaction must not cause a default on the debt securities, and we and Parent must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default, as described under “—Default and Remedies—Events of Default—What is an Event of Default,” that has occurred and not been cured. A default for this purpose would also include the occurrence of any event that would be an event of default if we or Parent received the required notice of our or Parent’s default or if under the indenture the default would become an event of default after existing for a specific period of time.
•It is possible that the merger, sale of assets or other transaction would cause some of our or Parent’s property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our or Parent’s, as the case may be, general creditors if we or Parent, as the case may be, fail to pay them back. Parent has promised to limit these preferential rights, as discussed under “—Restrictive Covenants.” If a merger or other transaction would create any liens on any of Parent’s property, Parent must comply with those restrictive covenants. Parent would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenants to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities on the same property that Parent owns. (section 801)

If the conditions described above are satisfied with respect to any series of debt securities, we and Parent will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell assets. Also, these conditions will apply only if we or Parent, as the case may be, wish to merge or consolidate with another entity or convey, transfer or lease all of our or Parent’s properties and assets substantially as an entirety. We and Parent will not need to satisfy these conditions if we or Parent enter into other types of transactions, including any transaction in which we or Parent, as the case may be, acquire the stock or assets of another entity, any transaction that involves a change of control but in which we or Parent, as the case may be, do not merge or consolidate and any transaction in which we or Parent, as the case may be, convey, transfer or lease less than all of our or Parent’s, as the case may be, properties and assets substantially as an entirety. It is possible that these other types of transactions may result in a reduction in our or Parent’s credit rating, may reduce Parent’s operating results or may impair Parent’s financial condition. However, you will have no approval right with respect to any transaction of this type.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:
•change the payment due date of any installment of the principal or any premium or interest on a debt security stated in the debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security following a default;
•release Parent from its obligations in respect of the guarantee of any debt security or modify Parent’s obligations thereunder in any manner materially adverse to holders of such debt security, in each case other than in accordance with the indenture;
•change the place or currency of payment on a debt security;
•impair your right to sue for payment;
•reduce the percentage of debt securities the holders of which must consent to modify or amend the indenture;
•reduce the percentage of debt securities the holders of which must consent to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•modify any other aspect of the provisions dealing with modification and waiver of the indenture except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby. (section 902)
Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by direct holders owning not less than a majority of the principal amount of the debt securities of the particular series affected. (section 902) Most changes fall into this category, such as if we wish to obtain a waiver of all or part of the restrictive covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (section 513)
Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to the addition of a guarantee, the release of a guarantee (other than the Parent guarantee), corrections and clarifications and other changes that would not adversely affect holders of the debt securities. (section 901)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.
•For debt securities for which the principal amount is undetermined because, for example, it is based on an index, we will use a special rule for that series of debt security that we will describe in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding and therefore will not carry voting rights if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance.” (section 1302)
We may set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture. (section 104) In some circumstances, the trustee may set a record date for action by direct holders.
Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Restrictive Covenants
In the following description of restrictive covenants, we use several specialized terms without explaining the meaning when we use the terms. We define these terms, which appear in bold, italicized type without quotation marks the first time they appear, in “—Definitions Relating to the Restrictive Covenants” at the end of this subsection.
Restrictions on Secured Debt. Some of Parent’s property may be subject to a mortgage or other legal mechanism that gives Parent’s lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over Parent’s general creditors if Parent fails to pay them back. These preferential rights are called liens. Debt which is protected by these preferential rights is called secured debt. In the indenture, Parent promises that neither Parent nor its domestic subsidiaries will incur any new secured debt that is secured by a lien on any of Parent’s or its domestic subsidiaries’ principal domestic manufacturing properties, or on any shares of stock of any of Parent’s domestic subsidiaries that own or lease a principal domestic manufacturing property, unless Parent grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.
Parent does not need to comply with this restriction if the amount of all debt that would be secured by liens on principal domestic manufacturing properties, including the new debt and all attributable debt that results from a sale and leaseback transaction involving principal domestic manufacturing properties, is less than 10% of Parent’s consolidated net tangible assets.
This restriction on secured debt does not apply to debt secured by certain types of liens, and Parent can disregard this secured debt when Parent calculates the limits imposed by this restriction. These types of liens are:
•liens on the property of any of Parent’s domestic subsidiaries, or on their shares of stock, if those liens existed at the time the corporation became Parent’s domestic subsidiary;
•with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;
•liens in favor of Parent or its domestic subsidiaries;

•liens in favor of U.S. governmental bodies that Parent granted in order to assure Parent’s payments to such bodies that Parent owes by law or because of a contract Parent entered into;
•liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for, or services rendered to, customers in the ordinary course of business not exceeding the amount of those payments;
•statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and other liens of a similar nature;
•liens on property or shares of stock that existed at the time Parent acquired them, including property Parent may acquire through a merger or similar transaction, or that Parent granted in order to purchase the property, which are sometimes called purchase money mortgages; and
•debt secured by liens that extend, renew or replace any of these types of liens.
Parent and its subsidiaries may have as much unsecured debt as they may choose. (section 1006)
Restrictions on Sales and Leasebacks. Parent promises that neither Parent nor any of its domestic subsidiaries will enter into any sale and leaseback transaction involving a principal domestic manufacturing property, unless Parent complies with this restrictive covenant. A sale and leaseback transaction generally is an arrangement between Parent or a domestic subsidiary and a bank, insurance company or other lender or investor where Parent or the domestic subsidiary sells a property to a lender or investor more than 120 days after the acquisition of the property or the completion of construction of the property and the beginning of its full operation and Parent or any of its domestic subsidiaries’ leases the property back from the lender.
Parent can comply with this restrictive covenant in either of two ways:
•First, Parent will be in compliance if Parent or its domestic subsidiary could grant a lien on the principal domestic manufacturing property in an amount equal to the attributable debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on secured debt described above.
•Second, Parent can comply if Parent retires an amount of Parent’s or any of its domestic subsidiaries’ funded debt which is not subordinated in right of payment to any outstanding debt securities, within 120 days of the transaction, equal to the greater of the net proceeds of the sale of the principal domestic manufacturing property that Parent or any of its domestic subsidiaries leases in the transaction or the fair market value of that property, subject to credits for voluntary retirements of debt securities and funded debt Parent or the domestic subsidiary may make.
This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Parent and one of its domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less. (section 1007)
Definitions Relating to the Restrictive Covenants. Following are summaries of the meanings of the terms that are important in understanding the restrictive covenants previously described:
•“Attributable debt” means the total net amount of rent, discounted at 1% per annum over the weighted average yield to maturity of the outstanding debt securities compounded semi-annually, that is required to be paid during the remaining term of any lease.
•“Consolidated net tangible assets” is the total amount of assets, less reserves and certain other permitted deductible items, after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as such amounts appear on Parent’s most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

•A “domestic subsidiary” means any of Parent’s subsidiaries which transacts substantially all of its business in the United States, has substantially all of its fixed assets located in the United States, or owns or leases any principal domestic manufacturing property. However, a subsidiary whose principal business is financing Parent’s operations outside of the United States is not a domestic subsidiary. A subsidiary is a corporation in which Parent and/or one or more of its other subsidiaries owns at least 50% of the voting stock (generally defined as stock that ordinarily permits its owners to vote for the election of directors).
•“Funded debt” means all debt for borrowed money that either has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.
•A “principal domestic manufacturing property” is any building or other structure or facility, and the land on which it sits and its associated fixtures, that Parent uses primarily for manufacturing, processing or warehousing, that is located in the United States and that has a gross book value in excess of 1% of Parent’s consolidated net tangible assets, other than a building, structure or other facility that Parent’s board of directors has determined is not of material importance to the total business that Parent and its subsidiaries conduct or a building or structure which is financed by obligations issued by a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest of which is excludable from gross income of the holders under provisions of the tax code.
Defeasance
The following discussion of full defeasance and covenant defeasance will be applicable to your debt securities only if we choose to have those provisions apply to securities of that series. If we do so choose, we will state that in the prospectus supplement. (section 1301)
Full Defeasance. We can legally release ourselves and Parent from any payment or other obligations on the debt securities of a series and Parent’s related guarantee thereof if we put in place other arrangements for you to be repaid. This is called full defeasance. In order to achieve full defeasance, we or Parent must do the following, among other things:
•We or Parent must deposit or cause to be deposited in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.
•We or Parent must deliver to the trustee a legal opinion of counsel confirming that (x) there has been a change in the applicable U.S. federal income tax law or (y) we or Parent have received from, or there has been published by, the IRS a ruling, in either case, to the effect that, and based thereon such opinion shall confirm that, you will not be subject to U.S. federal income tax on the debt securities any differently than if we or Parent did not make or cause to be made the deposit and just repaid the debt securities ourselves.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us or Parent for repayment in the unlikely event of any shortfall. (sections 1302 and 1304)
Covenant Defeasance. We or Parent can make or cause to be made the same type of deposit described above and we and Parent can be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance of the debt securities of a series, we or Parent must do or cause to be done the following:
•We or Parent must deposit or cause to be deposited in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S.

government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We or Parent must deliver to the trustee a legal opinion of counsel confirming that you will not be subject to U.S. federal income tax on the debt securities any differently than if we or Parent did not make or cause to be made the deposit and just repaid the debt securities ourselves.
If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:
•Parent’s promises regarding conduct of its business previously described under “—Restrictive Covenants,” and any other covenants applicable to the debt securities of the series and described in the prospectus supplement.
•Restrictions regarding mergers or similar transactions, as described under “—Special Situations—Mergers and Similar Events.”
•The events of default relating to mergers or similar transactions, either of the restrictive covenants described under “—Restrictive Covenants” and any other event of default applicable to the debt securities of the series and described in the prospectus supplement as subject to defeasance.
If we accomplish covenant defeasance, you can still look to us and Parent for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred, such as our or Parent’s bankruptcy, and the debt securities become immediately due and payable, there may be such a shortfall in the trust deposit. (sections 1303 and 1304)
Default and Remedies—Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is an Event of Default?
The term event of default with respect to your series of debt securities means any of the following:
•Failure to pay the principal or any premium on a debt security of your series on its due date.
•Failure to pay interest on a debt security of your series within 30 days of its due date.
•Failure to deposit money into a separate custodial account known as a sinking fund when such deposit is due, if we agreed to maintain a sinking fund for your debt securities and other debt securities of the same series.
•We or Parent, as the case may be, remain in breach of either of the restrictive covenants described under “—Restrictive Covenants” or any other covenant or warranty in the indenture for 90 days after we or Parent, as applicable, receive a notice of default stating we are or Parent is in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series.
•We or Parent file for bankruptcy or other specific events of bankruptcy, insolvency or reorganization occur.
•Parent’s guarantee of the debt securities is determined in a final, non-appealable judgment to be unenforceable or invalid or Parent denies or disaffirms in writing its obligations under its guarantee, other than in accordance with the terms thereof or upon release of the guarantee in accordance with the indenture.
•Any other event of default described in the prospectus supplement occurs. (section 501)

Remedies if an Event of Default Occurs.
If an event of default has occurred and has not been cured, the trustee or the direct holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration. The direct holders of at least a majority in principal amount of the debt securities of the affected series may cancel a declaration of acceleration of maturity. (section 502)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the direct holders offer the trustee reasonable protection, called an indemnity, against costs, expenses and liability. (section 603) If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture. (section 512)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give the trustee written notice that an event of default has occurred and remains uncured.
•The direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost, expenses and other liabilities of taking that action.
•The trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice.
•The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (section 507)
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (section 508)
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We will furnish to the trustee every year a written statement of one of our officers certifying that to the best of such signer’s knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (section 1004)
Our Relationship with the Trustee
U.S. Bank Trust National Association is the trustee under the indenture. The trustee performs services for Parent and its affiliates in the ordinary course of business.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
In this section, references to “we,” “our” and “us” are to (i) Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries, in the case of debt securities issued by Merck & Co., Inc., Rahway, N.J., USA and (ii) MSD Netherlands Capital B.V. in the case of debt securities issued by MSD Netherlands Capital B.V.
Street Name and Other Indirect Holders
We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of debt securities. Holding in that way is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in street name, you should check with your own institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle voting if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and
•how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.
Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, i.e., those who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because we issued the debt securities in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Securities
What is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders.” If we choose to issue debt securities in the form of global securities only, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution or clearing system, or their nominee, that we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depository. The Depository Trust Company, New York, New York, known as DTC, may be a depository for one or more series of debt securities. For information regarding DTC, see “—Considerations Relating to DTC.”
Any person wishing to own a debt security included in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depository. The prospectus supplement indicates whether we will issue your debt securities only in the form of global securities.
Special Investor Considerations for Global Securities. The account rules of your financial institution and the rules of the depository, as well as general laws relating to securities transfers, will govern your rights as an indirect holder of a global security. We will not recognize you as a registered holder of debt securities and instead will deal only with the depository that holds the global security.

You should be aware that if debt securities are issued only in the form of global securities:
•You cannot have debt securities registered in your own name.
•You cannot receive physical certificates for your interest in the debt securities.
•You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders.”
•You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities as direct holders.
•The depository’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security, and those policies may change from time to time. We and the trustee have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depository in any way.
•Financial institutions that participate in the depositary’s book-entry system and through which investors hold their interests in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.
•The depository will require that you purchase or sell interests in a global security within its system using same-day funds for settlement.
Special Situations When a Global Security will be Terminated. In a few special situations described below, the trustee will terminate the global security and will exchange interests in it for separate certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in the debt securities transferred to your own name, so that you will be a direct holder. We previously described the rights of street name investors and direct holders in the debt securities in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders.”
The special situations for termination of a global security are:
•When the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository,
•When we notify the trustee that we wish to terminate the global security, or
•When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed under “Description of Debt Securities Parent May Offer—Default and Remedies—Events of Default” and “Description of Debt Securities MSD Netherlands May Offer—Default and Remedies—Events of Default.”
The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular debt securities of the series covered by the prospectus supplement. When a global security terminates, the depository, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders. (sections 204 and 305)
Considerations Relating to DTC. DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and DTC participants are on file with the Commission.
Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
In instances in which a vote is required, generally, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds, distributions and payments on the securities will be made by the trustee to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of DTC, and disbursements of such payment to the beneficial owners will be the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION
In this section, references to “we,” “our” and “us” are to (i) Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries, in the case of debt securities issued by Merck & Co., Inc., Rahway, N.J., USA and (ii) MSD Netherlands Capital B.V. in the case of debt securities issued by MSD Netherlands Capital B.V.
We may sell debt securities:
•to or through underwriting syndicates represented by managing underwriters;
•through one or more underwriters without a syndicate for them to offer and sell to the public;
•through dealers or agents; and
•directly to investors.
The debt securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
We may sell debt securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell debt securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agents. Underwriters may resell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of debt securities.
We may solicit offers to purchase debt securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase debt securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of debt securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
From time to time, we may sell debt securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those debt securities to the public.
Any underwriter or agent involved in the offer and sale of any debt securities will be named in the prospectus supplement.
Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.
Each series of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may, but are not required to, list a particular series of debt securities on a securities exchange or quotation system. Any underwriters to whom we sell debt securities for public offering may make a market in those debt securities. However, no such underwriter that makes a market will be obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the debt securities.
Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the debt securities will be required to be paid in immediately available funds in New York City.
In connection with an offering, the underwriters may purchase and sell debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debt securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while an offering is in progress.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased debt securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debt securities. As a result, the price of the debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
Underwriters, dealers and agents may engage in transactions with or perform services for us and our affiliates in the ordinary course of their businesses.

VALIDITY OF DEBT SECURITIES
Unless otherwise specified in a prospectus supplement, the validity of the debt securities and guarantees will be passed upon for us by Jennifer Zachary, our Executive Vice President and General Counsel, and for MSD Netherlands by Loyens & Loeff N.V. as to matters of Dutch law. As of May 8, 2024, Ms. Zachary owned, directly and indirectly, 29,234.177 shares of our common stock and options to purchase 198,223 shares of our common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
The Company is a reporting company under the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the Commission. MSD Netherlands does not and will not file separate reports with the Commission. The Commission maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the Commission. The public can obtain any documents that the Company files electronically with the Commission at the Commission’s website, www.sec.gov. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Corporate Secretary, Merck & Co., Inc., Rahway, N.J., USA, 126 East Lincoln Avenue, Rahway, NJ 07065, (908) 740-4000.
Parent and MSD Netherlands have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to the registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K or otherwise. You may review a copy of the registration statement and the documents incorporated by reference through the Commission’s website as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents, filed by the Company with the Commission (File No. 001-06571) pursuant to the Exchange Act are incorporated by reference in this prospectus: (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; (b) our Amendment No. 1 on Form 10-K/A to its Annual Report for the fiscal year ended December 31, 2023; (c) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024; (d) our Proxy Statement on Schedule 14A filed with the Commission on April 11, 2024, to the extent specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and (e) our Current Reports on Form 8-K filed on February 1, 2024 (solely with respect to Item 2.05) and February 20, 2024.
Also, all documents filed by the Company with the Commission under File No. 001-06571 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus and prior to termination of the relevant offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide, without charge, copies of any document incorporated by reference into this prospectus, excluding exhibits other than those that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:
Merck & Co., Inc., Rahway, N.J., USA
126 East Lincoln Avenue
Rahway, NJ 07065 USA
908-740-1825
Attention: Office of the Secretary
We have a website that is located at www.msd.com. Information on our website is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus. You may view a copy of any document incorporated by reference into this prospectus through the Commission’s website, www.sec.gov.

ENFORCEMENT OF JUDGMENTS
MSD Netherlands is incorporated under the laws of the Netherlands. The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for the payment of money rendered by any court in any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent Dutch court and the judgment rendered by the foreign court must be submitted in the course of such proceedings, in which case the Dutch court will have to decide whether and to what extent it, given the circumstances of the case, will recognize the foreign judgment. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits if (a) that judgment results from proceedings compatible with the Dutch concept of due process, (b) that judgment does not contravene public policy (openbare orde) of the Netherlands, (c) the jurisdiction of the foreign court rendering that judgment has been based on an internationally acceptable ground and (d) the judgment by the foreign court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in the Netherlands, which, inter alia, entails that the judgment is enforceable in accordance with the laws of its country of origin. According to the Dutch Supreme Court (Hoge Raad), this will, inter alia, be lacking when an appeal has been filed which suspends the enforceability of the foreign judgment, when the foreign judgment was annulled by an appellate court and when the foreign judgment specifies it can only be enforced during a certain period that has expired or not yet commenced.
Subject to the to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in the Netherlands, judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. The enforcement and recognition of judgments of U.S. courts in the Netherlands are subject to the Dutch rules of civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in euros at the applicable rate of exchange. Enforcement of obligations in the Netherlands will be subject to the nature of the remedies available in the courts of the Netherlands. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction, if concurrent proceedings are being brought elsewhere.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.        Other Expenses of Issuance and Distribution
The following table sets forth all fees and expenses payable by the registrants in connection with the issuance and distribution of the securities being registered hereby (other than underwriting or broker-dealer discounts and commissions). All of the amounts shown are estimates.

SEC registration fee	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing and engraving expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)
__________________
(1)Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15.        Indemnification of Directors and Officers
Merck & Co., Inc.
Merck & Co., Inc. (the “Company”) is incorporated under the laws of the State of New Jersey.
The New Jersey Business Corporation Act (the “NJBCA”) provides that a New Jersey corporation has the power to indemnify a “corporate agent” (defined as any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent) against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of the corporate agent being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if such corporate agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his or her conduct was unlawful. Under the NJBCA, expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that the corporate agent is not entitled to be indemnified as provided in the NJBCA.
The NJBCA further provides that such indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that the corporate agent’s acts or omissions (a) were in breach of the duty of loyalty to the corporation or its shareholders, as defined in the NJBCA, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.
Article XI of the Restated Certificate of Incorporation of the Company provides that, to the fullest extent permitted by the laws of the State of New Jersey, as they exist or may be amended after the date of the Restated Certificate of Incorporation, all current and former directors and officers of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.
Article V, Section 1(a) of the By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or of any of the Company’s subsidiaries or the respective legal representatives of any such director, officer or employee shall be indemnified by the Company to the fullest extent permitted by the laws of the State of New Jersey, as they existed as of the date of the By-Laws or may be amended after such date, from and against any and all liabilities and expenses in connection with any civil, criminal, administrative, legislative, or arbitrative action, suit or other proceeding, or any inquiry or investigation that could lead to any such proceeding or any appeal therein in which he or she is or was involved, or is or was threatened to become involved, by reason of being or having been a corporate agent; provided that in connection with any such proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court; and provided, further, that any indemnification pursuant to Article V, Section 1(a) of the By-Laws of the Company in connection with the settlement or other similar nonadjudicative disposition of any threatened or pending proceeding shall only be granted to the extent permitted by law. Article V, Section 1(c) of the By-Laws provides that the Company shall advance expenses in connection with any such proceeding, investigation or appeal, as authorized by a majority of the members of the board of directors of the Company who are not parties to the proceeding, or if there are no such directors, a majority of the board of directors of the Company, in each case upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that the corporate agent is not entitled to be indemnified as provided in the NJBCA.
Article V, Section 4 of the By-Laws of the Company permit the Company to purchase insurance to protect itself and any person against expenses incurred in any proceeding and any liabilities asserted against such person by reason of being or having been a director, officer, employee or agent of the Company or any of the Company’s direct or indirect subsidiaries, whether or not the Company would have the power to indemnify him or her against such expenses and liabilities under New Jersey law and the By-Laws. In accordance with this provision, the Company maintains insurance policies with unrelated insurers pursuant to which the Company and such persons are insured, within the limits and subject to the limitations of the policies, against such expenses and liabilities.
The Company also enters into indemnity agreements with its directors and officers. The indemnity agreements contractually obligate the Company to provide to the directors and officers indemnification similar in scope to that provided for in the By-Laws of the Company.
MSD Netherlands Capital B.V.
MSD Netherlands Capital B.V. (“MSD Netherlands”) is incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Haarlem, the Netherlands, and its registered office located at Waarderweg 39, 2031 BN Haarlem, the Netherlands. MSD Netherlands is registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 93598734.
The articles of association of MSD Netherlands contain no provisions under which any member of the management board or officers are indemnified in any manner against any liability that he or she may incur in his or her capacity as such.
The general meeting of MSD Netherlands could grant the members of the management board discharge for their management of the company. Discharge is when a management board member is released by the general meeting of shareholders from (potential) liability towards the company. It is customary for discharge to be granted at the annual general meeting on the basis of the annual accounts for the past financial year. Discharge will only release a member of the management board from liability for his or her actions regarding the company insofar evidenced by the annual report and accounts and/or if discussed at the general meeting.
The general meeting may grant discharge to a member of the management board but is not obliged to do so.

When discharge is granted by the general meeting to a member of the management board, certain liability risks still apply since inter alia third parties, such as trade creditors or banks, may completely disregard any discharge that has been granted, nor may discharge be enforced against a bankruptcy trustee who holds a management board member liable for manifestly improper performance either.
Item 16.        Exhibits

1(a)*	Form of Underwriting Agreement for Merck & Co., Inc. debt securities.
1(b)	Form of Underwriting Agreement for MSD Netherlands Capital B.V. debt securities.
4(a)*	Indenture, dated as of January 6, 2010, between Merck & Co., Inc. and U.S. Bank Trust National Association, as Trustee (the “Parent Indenture”).
4(b)	Form of Indenture among MSD Netherlands Capital B.V., Merck & Co., Inc. and U.S. Bank Trust National Association, as Trustee (the “MSD Netherlands Indenture”).
4(c)*	Form of Debt Securities issuable under the Parent Indenture (included in Exhibit 4(a) to this registration statement).
4(d)	Form of Debt Securities issuable under the MSD Netherlands Indenture (included in Exhibit 4(b) to this registration statement).
5(a)*	Opinion and Consent of Jennifer Zachary, Esq., Executive Vice President and General Counsel of the Merck & Co., Inc.
5(b)	Opinion and Consent of Jennifer Zachary, Esq., Executive Vice President and General Counsel of the Merck & Co., Inc.
5(c)	Opinion and Consent of Loyens & Loeff N.V.
23(a)	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Merck & Co., Inc.
23(b)*	Consent of Jennifer Zachary, Esq., Executive Vice President and General Counsel of Merck & Co., Inc. (contained in Exhibit 5(a) to this registration statement).
23(c)	Consent of Jennifer Zachary, Esq., Executive Vice President and General Counsel of Merck & Co., Inc. (contained in Exhibit 5(b) to this registration statement).
23(d)	Consent of Loyens & Loeff N.V. (contained in Exhibit 5(c) to this registration statement).
24(a)*	Power of Attorney of Merck & Co., Inc.
24(b)	Power of Attorney of MSD Netherlands Capital B.V. (included as part of the signature pages hereto).
25(a)*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association with respect to the Parent Indenture.
25(b)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association with respect to the MSD Netherlands Indenture.
107	Filing Fee Table.
__________________
*Previously filed.
Item 17.        Undertakings
(a)Each of the undersigned registrants hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That: paragraphs (i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Merck & Co., Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Merck & Co., Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rahway, State of New Jersey, on May 14, 2024.

MERCK & CO., INC.

* By:	/s/ Caroline Litchfield
Caroline Litchfield
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman, Chief Executive Officer and President; Director (Principal Executive Officer)	May 14, 2024
Robert M. Davis

/s/ Caroline Litchfield	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 14, 2024
Caroline Litchfield

*	Senior Vice President Finance – Global Controller (Principal Accounting Officer)	May 14, 2024
Dalton Smart

*	Director	May 14, 2024
Douglas M. Baker, Jr.

*	Director	May 14, 2024
Mary Ellen Coe

*	Director	May 14, 2024
Pamela J. Craig

*	Director	May 14, 2024
Thomas H. Glocer

*	Director	May 14, 2024
Risa J. Lavizzo-Mourey

*	Director	May 14, 2024
Stephen L. Mayo

*	Director	May 14, 2024
Paul B. Rothman

*	Director	May 14, 2024
Patricia F. Russo

*	Director	May 14, 2024
Christine E. Seidman

*	Director	May 14, 2024
Inge G. Thulin

*	Director	May 14, 2024
Kathy J. Warden

*	Director	May 14, 2024
Peter C. Wendell

* By:	/s/ Jennifer Zachary
Jennifer Zachary
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, MSD Netherlands Capital B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haarlem, the Netherlands, on May 14, 2024.

MSD NETHERLANDS CAPITAL B.V.

By:	/s/ Hans-Maarten van den Nouland
Hans-Maarten van den Nouland
Director
Each person whose name appears below hereby constitutes Jennifer Zachary such person’s true and lawful attorney-in-fact and agent, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this registration statement, including post-effective amendments, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all such amendments.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Aaron G. Rosenberg	(Authorized U.S. Representative)	May 14, 2024
Aaron G. Rosenberg

/s/ Hans-Maarten van den Nouland	Director (Principal Executive Officer)	May 14, 2024
Hans-Maarten van den Nouland

/s/ Franciscus Robertus Maria Mattijssen	Director (Principal Financial Officer)	May 14, 2024
Franciscus Robertus Maria Mattijssen

/s/ Paul Reinier Koopman	Director (Principal Accounting Officer)	May 14, 2024
Paul Reinier Koopman